As filed with the Securities and Exchange Commission on December 30, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AXOVANT SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-1333697
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda	Not Applicable
(Address of principal executive office)	(Zip Code)

2015 Equity Incentive Plan

(Full title of the plans)

Corporation Service Company

2711 Centerville Road

Wilmington, DE 19808

(866) 846-8765

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Frank F. Rahmani John T. McKenna Brian F. Leaf Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 (650) 843-5000	Gregory Weinhoff Chief Financial Officer Axovant Sciences, Inc. 320 West 37th Street, 5th Floor New York, NY 10018 (212) 271-5392

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Shares, $0.00001 par value per share	3,000,000 shares	$12.41	$37,230,000	$4,314.96

(1)              Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares of the Registrant (“Common Shares”) that become issuable under the Axovant Sciences Ltd. 2015 Equity Incentive Plan, as amended (the “2015 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Common Shares.

(2)              Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The offering price per share and the aggregate offering price are based upon $12.41, which is the average of the high and low prices of the Common Shares as reported on the New York Stock Exchange on December 23, 2016.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Axovant Sciences Ltd. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 3,000,000 additional Common Shares under the 2015 Plan, pursuant to the provisions of the 2015 Plan providing for an automatic increase in the number of Common Shares reserved and available for issuance under the 2015 Plan on April 1, 2016.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on August 11, 2015 (Registration No. 333-206300). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

ITEM 8.      EXHIBITS.

Exhibit Number	Description
3.1(1)	Certificate of Incorporation.

3.2(2)	Memorandum of Association.

3.4(3)	Amended and Restated Bye-laws.

5.1	Opinion of Conyers Dill & Pearman Limited as to legality.

10.1(4)	2015 Equity Incentive Plan, as amended.

10.2(5)	Forms of Option Grant Notice and Option Agreement under 2015 Equity Incentive Plan, as amended.

10.3(6)	Form of Early Exercise Stock Purchase Agreement under 2015 Equity Incentive Plan, as amended.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on May 11, 2015 and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on May 11, 2015 and incorporated herein by reference.
(3)

Previously filed as Exhibit 3.4 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on June 1, 2015 and incorporated herein by reference.

(4)

Previously filed as Exhibit 10.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on May 22, 2015 and incorporated herein by reference.

(5)

Previously filed as Exhibit 10.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on May 22, 2015 and incorporated herein by reference.

(6)

Previously filed as Exhibit 10.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on May 22, 2015 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 30, 2016.

AXOVANT SCIENCES LTD.

By:	/s/ Gregory Weinhoff
Gregory Weinhoff
Principal Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vivek Ramaswamy and Gregory Weinhoff, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vivek Ramaswamy	Principal Executive Officer and Director	December 30, 2016
Vivek Ramaswamy

/s/ Gregory Weinhoff	Principal Financial Officer	December 30, 2016
Gregory Weinhoff

/s/ Michael Adasczik	Principal Accounting Officer	December 30, 2016
Michael Adasczik

/s/ Berndt Modig	Director	December 30, 2016
Berndt Modig

/s/ Lawrence Olanoff	Director	December 30, 2016
Lawrence Olanoff

/s/ Ilan Oren	Director	December 30, 2016
Ilan Oren

/s/ Atul Pande	Director	December 30, 2016
Atul Pande

/s/ Gary Pisano	Director	December 30, 2016
Gary Pisano

/s/ Marianne L. Romeo	Director	December 30, 2016
Marianne L. Romeo

EXHIBIT INDEX

Exhibit Number	Description
3.1(1)	Certificate of Incorporation.

3.2(2)	Memorandum of Association.

3.4(3)	Amended and Restated Bye-laws.

5.1	Opinion of Conyers Dill & Pearman Limited as to legality.

10.1(4)	2015 Equity Incentive Plan, as amended.

10.2(5)	Forms of Option Grant Notice and Option Agreement under 2015 Equity Incentive Plan, as amended.

10.3(6)	Form of Early Exercise Stock Purchase Agreement under 2015 Equity Incentive Plan, as amended.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on May 11, 2015 and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on May 11, 2015 and incorporated herein by reference.
(3)

Previously filed as Exhibit 3.4 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on June 1, 2015 and incorporated herein by reference.

(4)

Previously filed as Exhibit 10.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on May 22, 2015 and incorporated herein by reference.

(5)

Previously filed as Exhibit 10.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on May 22, 2015 and incorporated herein by reference.

(6)

Previously filed as Exhibit 10.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), filed with the Commission on May 22, 2015 and incorporated herein by reference.